UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020 (November 18, 2020)
Ormat Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32347	88-0326081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Plumas Street Reno, Nevada	89519-6075
(Address of principal executive offices)	(Zip Code)

(775) 356-9029
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ORA	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2020, Ormat Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters listed therein (the “Underwriters”), in connection with a public offering (the “Offering”), pursuant to which the Company agreed to issue and sell 4,150,000 shares of common stock (the “Base Shares”), par value $0.001 per share (the “Common Stock”), at a public offering price of $74.00 per share. In addition, the Company granted the Underwriters a 30-day option to purchase an additional 622,500 shares of Common Stock (the “Optional Shares” and, together with the Base Shares, the “Shares”). The Offering is expected to close on or about November 23, 2020, subject to customary closing conditions.

The estimated net proceeds from the Offering will be approximately $295.6 million, or approximately $340.0 million if the Underwriters exercise in full their option to purchase the Optional Shares, after deducting underwriting discounts and estimated offering expenses.

The Offering is being made pursuant to the Company’s automatically effective shelf registration statement on Form S-3 (Registration No. 333-250110), which was previously filed on November 16, 2020 with the Securities and Exchange Commission (the “SEC”), and a prospectus supplement and accompanying prospectus, which were previously filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of White & Case LLP relating to the legality of the Shares is filed herewith as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement, dated November 18, 2020, between Ormat Technologies, Inc. and J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters listed therein.

5.1	Opinion of White & Case LLP.
23.1	Consent of White & Case LLP (included in Exhibit 5.1).
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

Date:	November 19, 2020	By:	/s/ Doron Blachar
Name: Doron Blachar Title: Chief Executive Officer